Exhibit 99.2
CHANGE OF CONTROL AGREEMENT

Parties:	SurModics, Inc.
(“Company”)
9924 West 74th Street
Eden Prairie, MN 55344-3523

Philip D. Ankeny
(“Executive”)

353 Ferndale Rd. S.
Wayzata, MN 55391

Date:	April 19, 2006
RECITALS:
     1. Executive has been employed by the Company since April 30, 2003, and currently serves as the Chief Financial Officer and Vice President, Business Development, of the Company, and Executive has extensive knowledge and experience relating to the Company’s business.
     2. The parties recognize that a “Change of Control” may materially change or diminish Executive’s responsibilities and substantially frustrate Executive’s commitment to the Company.
     3. The parties further recognize that it is in the best interests of the Company and its stockholders to provide certain benefits payable upon a “Change of Control Termination” to encourage Executive to continue in his position in the event of a Change of Control, although no such Change of Control is now contemplated or foreseen.
     4. The parties further desire to provide certain benefits payable upon a termination of Executive’s employment following a Change of Control.
AGREEMENTS:
     1. Term of Agreement. Except as otherwise provided herein, this Agreement shall commence on the date executed by the parties and shall continue in effect until the third anniversary of the date set forth above; provided, however, that if a Change of Control of the Company shall occur during the term of this Agreement, this Agreement shall continue in effect for a period of twelve (12) months beyond the date of such Change of Control. If, prior to the earlier of the third anniversary of this Agreement or a Change of Control, Executive’s employment with the Company terminates for any reason or no reason, or if Executive no longer serves as an executive officer of the Company, this Agreement shall immediately terminate, and Executive shall not be entitled to any of the compensation and benefits described in this Agreement. Any rights and obligations accruing before the termination or expiration of this Agreement shall survive to the extent necessary to enforce such rights and obligations.

     2. “Change of Control.” For purposes of this Agreement, “Change of Control” shall mean any one or more of the following events occurring after the date of this Agreement:
(a)	The purchase or other acquisition by any one person, or more than one person acting as a group, of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total combined value or total combined voting power of all classes of stock issued by the Company; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50% of the total combined value or total combined voting power of such stock, the acquisition of additional stock by the same person or persons shall not be considered a Change of Control;

(b)	A merger or consolidation to which the Company is a party if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such merger or consolidation have, immediately following the effective date of such merger or consolidation, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving entity for the election of directors of the surviving corporation;

(c)	Any one person, or more than one person acting as a group, acquires or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons, direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of stock of the Company constituting thirty-five percent (35%) or more of the total combined voting power of all classes of stock issued by the Company;

(d)	The purchase or other acquisition by any one person, or more than one person acting as a group, of substantially all of the total gross value of the assets of the Company during the twelve-month period ending on the date of the most recent purchase or other acquisition by such person or persons. For purposes of this Section 2(d), “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets;

(e)	A change in the composition of the Board of the Company at any time during any consecutive twelve (12) month period such that the “Continuity Directors” cease for any reason to constitute at least a fifty percent (50%) majority of the Board. For purposes of this event, “Continuity Directors” means those members of the Board who either:

(1)	were directors at the beginning of such consecutive twelve (12) month period; or

(2)	were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the then-existing Board of Directors.
In all cases, the determination of whether a Change of Control has occurred shall be made in accordance with Internal Revenue Code of 1986, as amended (the “Code”), Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.
     3. “Change of Control Termination.” For purposes of this Agreement, “Change of Control Termination” shall mean any of the following events occurring upon or within twelve (12) months after a Change of Control:
(a)	The termination of Executive’s employment by the Company for any reason, with or without cause, except for termination resulting from conduct by Executive constituting (i) a felony involving moral turpitude under either federal law or the law of the state of the Company’s incorporation, or (ii) Executive’s willful failure to fulfill his employment duties with the Company; provided, however, that for purposes of this clause (ii), an act or failure to act by Executive shall not be “willful” unless it is done, or omitted to be done, in bad faith and without any reasonable belief that Executive’s action or omission was in the best interests of the Company; or

(b)	The termination of employment with the Company by Executive for “Good Reason.” Such termination shall be accomplished by, and effective upon, Executive giving written notice to the Company of his decision to terminate. “Good Reason” shall mean a good faith determination by Executive, in Executive’s sole and absolute judgment, that any one or more of the following events has occurred, at any time during the term of this Agreement or after a Change of Control; provided, however, that such event shall not constitute Good Reason if Executive has expressly consented to such event in writing or if Executive fails to provide written notice of his decision to terminate within ninety (90) days of the occurrence of such event:
(1)	A change in Executive’s reporting responsibilities, titles or offices, or any removal of Executive from or any failure to re-elect Executive to any of such positions, which has the effect of diminishing Executive’s responsibility or authority;

(2)	A reduction by the Company in Executive’s base salary (as increased from time to time);

(3)	A requirement imposed by the Company on Executive that results in Executive being based at a location that is outside of a twenty-five (25) radius mile of Executive’s prior job location;

(4)	Without the adoption of a replacement plan, program or arrangement that provides benefits to Executive that are equal to or greater than those benefits that are discontinued or adversely affected:
(A)	The failure by the Company to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, stock purchase, stock option, life insurance, health, accident, disability, or any other employee compensation or benefit plan, program or arrangement, in which Executive is or has been participating; or

(B)	The taking of any action by the Company that would adversely affect Executive’s participation or materially reduce Executive’s benefits under any of such plans, programs or arrangements;
(5)	Any action by the Company that would materially adversely affect the physical conditions in or under which Executive performs his employment duties; or

(6)	Any material breach by the Company of any employment agreement between Executive and the Company or its subsidiary.
Termination for “Good Reason” shall not include Executive’s death or a termination for any reason other than one of the events specified in clauses (1) through (6) above.
     4. Compensation and Benefits. Subject to the limitations contained in this Agreement, upon a Change of Control Termination, Executive shall be entitled to all of the following compensation and benefits:
(a)	Within five (5) business days after a Change of Control Termination, the Company shall pay to Executive:
(1)	All salary and other compensation earned by Executive through the date of the Change of Control Termination at the rate in effect immediately prior to such Termination;

(2)	All other amounts to which Executive may be entitled to receive under any compensation plan maintained by the Company, subject to any distribution requirements contained in such compensation plans; and

(3)	A severance payment equal to two (2) times the average annual cash compensation paid to Executive by the Company (or any predecessor entity or related entity) and includible in Executive’s gross income for federal income tax purposes during the Executive’s three most recent taxable years in effect immediately prior to such Termination. For purposes of this paragraph, “annual cash compensation” shall mean the Executive’s annual base salary and cash bonuses. Further, for purposes of this paragraph, “predecessor entity” and “related entity” shall have the meaning set forth in Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder;
(b)	The Company shall continue to provide Executive with coverage under life, health, dental or disability benefit plans at a level comparable to the benefits which Executive was receiving or entitled to receive immediately prior to the Termination or, if greater, at a level comparable to the benefits which Executive was receiving immediately prior to the event which constituted Good Reason. Such coverage shall continue for eighteen (18) months following such Change of Control Termination or, if earlier, until Executive is eligible to be covered for such benefits through his employment with another employer. The Company may, in its sole discretion, provide such coverage through the purchase of individual insurance contracts for Executive;

(c)	All outstanding Options or Stock Appreciation Rights shall become immediately exercisable, and the risks of forfeiture on any outstanding Restricted Stock Awards or Restricted Stock Unit Awards shall immediately lapse. For purposes of this Agreement, “Option,” “Stock Appreciation Rights,” “Restricted Stock Awards” and “Restricted Stock Unit Awards” shall have the meaning set forth in the SurModics, Inc. 2003 Equity Incentive Plan, or any successor plan; and

(d)	A percentage of the shares or units subject to all outstanding Performance Awards shall become immediately vested and payable. Such percentage shall be equal to Executive’s average percentage achievement under all Performance Awards granted to Executive and for which the Performance Period ended in each of the three calendar years immediately prior to such Change of Control Termination; provided, however, that if Executive was not granted Performance Awards with Performance Periods ending during such entire three-year period, the percentage that shall become immediately vested and payable shall be equal to Executive’s average percentage achievement under all Performance Awards granted to Executive and for which the Performance Period ended in each of the two calendar years immediately prior to such Change of Control Termination; and provided, further, that if Executive was not granted Performance Awards with Performance Periods ending during such entire two-year period, the percentage that shall become immediately vested and payable shall equal fifty percent (50%). For purposes of this Agreement, “Performance Awards” and “Performance Period” shall have the meaning set forth in the SurModics, Inc. 2003 Equity Incentive Plan, or any successor plan.
Notwithstanding the foregoing, if any of the payments described in Section 4 above are subject to the requirements of Code Section 409A and the Company determines that Executive is a “specified employee” as defined in Code Section 409A as of the date of the Change of Control Termination, such payments shall not be paid or commence earlier than the date that is six months after the Change of Control Termination, but shall be paid or commence during the calendar year following the year in which the Change of Control Termination occurs and within 30 days of the earliest possible date permitted under Code Section 409A. Further, in no event shall the benefits described in Section 4(b) extend beyond December 31st of the second calendar year following the calendar year in which the Change of Control Termination occurs.
     5. Limitation on Change of Control Payments. This Section 5 applies only in the event the Company determines that this Agreement is subject to the limitations of Section 280G of the Code, or any successor provision, and the regulations issued thereunder. In the event any Change of Control Benefit, as defined below, payable to Executive would constitute an “excess parachute payment” as defined in Code Section 280G, Executive shall receive a “tax gross-up” payment sufficient to pay the initial excise tax applicable to such excess parachute payment (but excluding the income and excise taxes, if any, applicable to the tax gross-up payment). Such additional cash payment shall be made within sixty (60) days following the effective date of the Change of Control. For purposes of this Section 5, a “Change of Control Benefit” shall mean any payment, benefit or transfer of property in the nature of compensation paid to or for the benefit of Executive under any arrangement which is considered contingent on a Change of Control for purposes of Code Section 280G, including, without limitation, any and all of the Company’s salary, bonus, incentive, restricted stock, stock option, equity-based compensation or benefit plans, programs or other arrangements, and shall include benefits payable under this Agreement.
     6. Withholding Taxes. The Company shall be entitled to deduct from all payments or benefits provided for under this Agreement any federal, state or local income and employment-related taxes required by law to be withheld with respect to such payments or benefits.

     7. Successors and Assigns. This Agreement shall inure to the benefit of and shall be enforceable by Executive, his heirs and the personal representative of his estate, and shall be binding upon and inure to the benefit of the Company and its successors and assigns. The Company will require the transferee of any sale of all or substantially all of the business and assets of the Company or the survivor of any merger, consolidation or other transaction expressly to agree to honor this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such event had taken place. Failure of the Company to obtain such agreement before the effective date of such event shall be a breach of this Agreement and shall entitle Executive to the benefits provided in Sections 4 and 5 as if Executive had terminated employment for Good Reason following a Change in Control.
     8. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt. All notices to the Company shall be directed to the attention of the Board of Directors of the Company.
     9. Captions. The headings or captions set forth in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.
     10. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota.
     11. Construction. Wherever possible, each term and provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any term or provision of this Agreement is invalid or unenforceable under applicable law, (a) the remaining terms and provisions shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the unenforceable term or provision.
     12. Amendment; Waivers. This Agreement may not be modified, amended, waived or discharged in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company expressly reserves the right to amend this Agreement without Executive’s consent to the extent necessary or desirable to comply with Code Section 409A, and the regulations, notices and other guidance of general applicability issued thereunder.
     13. Entire Agreement. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements (written or oral) and writings between the Company and Executive with respect to the subject matter hereof, including but not limited to any negotiations, commitments, agreements or writings relating to any severance benefits payable to Executive, and constitutes the entire agreement and understanding between the parties hereto. All such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

     14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
     15. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. Unless otherwise ordered by the arbitrator, the parties shall share equally in the payment of the fees and expenses of the arbitrator. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of the prevailing party’s costs and fees, including the arbitrator’s fees, and expenses, and the prevailing party’s travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SURMODICS, INC.

By:	/s/ Dale R. Olseth

Its Executive Chairman

/s/ Philip D. Ankeny

Executive